UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional materials

☐	Soliciting Material Pursuant to § 240.14a-12

SKECHERS U.S.A., INC.
(Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts!
SKECHERS U.S.A., INC.
2023 Annual Meeting
Vote by June 11, 2023 11:59 PM ET. For shares held in a Plan, vote by June 9, 2023 11:59 PM ET.
SKECHERS U.S.A., INC.
228 MANHATTAN BEACH BLVD. MANHATTAN BEACH, CA 90266 ATTN: TED WEITZMAN
V08835-P90682-Z84666
You invested in SKECHERS U.S.A., INC. and it’s time to vote!
You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on June 12, 2023.
Get informed before you vote
View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 29, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.
Smartphone users Vote Virtually at the Meeting*
Point your camera here and June 12, 2023
12:00 PM PDT
vote without entering a control number
Virtually at: www.virtualshareholdermeeting.com/SKX2023
*Please check the meeting materials for any special requirements for meeting attendance.
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Vote at www.ProxyVote.com
THIS IS NOT A VOTABLE BALLOT
This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.
Voting Items Board Recommends
1. Election of Directors
Nominees:
01) Katherine Blair For 02) Yolanda Macias 03) Richard Siskind
2. Amendment to our Certificate of Incorporation to permit the exculpation of our officers. For
3. Approve the 2023 Incentive Award Plan. For
4. Advisory vote to approve the compensation of our Named Executive Officers. For
5. Advisory vote on frequency of future advisory votes to approve the compensation of our Named Executive Officers. Years
6. Stockholder proposal requesting the Board of Directors to issue a report for Skechers’ net zero climate emissions plan. Against NOTE: Each of the person’s named as proxies herein are authorized, in such person’s discretion, to vote upon such other matters as may properly come before the Annual Meeting of Stockholders, or any adjournments thereof. You may attend the Annual Meeting of Stockholders via the Internet and vote during the Annual Meeting of Stockholders. Have the information that is printed in the box marked with the arrow on your Proxy Card or Notice of Internet Availability of Proxy Materials available and follow the instructions.
V08836-P90682-Z84666